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                                                                  EXHIBIT (K)(4)

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                     SCUDDER RREEF REAL ESTATE FUND II, INC.

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                                as Auction Agent

                           --------------------------

                             BROKER-DEALER AGREEMENT

                         dated as of November ___, 2003

                                   Relating to

                             Auction Preferred Stock

                                       of

                     Scudder RREEF Real Estate Fund II, Inc.

                       --------------------------------

                          DEUTSCHE BANK SECURITIES INC.

================================================================================

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         Broker-Dealer Agreement dated as of November __, 2003, among Scudder
RREEF Real Estate Fund II, Inc., a Maryland Corporation (the "Fund"), Deutsche Bank Trust Company Americas, a New York corporation (the "Auction Agent") (not in its individual capacity, but solely as agent of the Fund, pursuant to authority granted to it in the Auction Agency Agreement (as defined below) and Deutsche Bank Securities Inc. (together with its successors and assigns, "DEUTSCHE BANK").

         Whereas the Fund proposes to issue 2,800 shares of Series M Auction Preferred Stock, 2,800 shares of Series T Auction Preferred Stock, 2,800 shares of Series W Auction Preferred Stock, 2,800 shares of Series Th Auction Preferred Stock and 2,800 shares of Series F Auction Preferred Stock, par value $.01 per share, liquidation preference $25,000 per share (together the "Preferred Shares"), pursuant to the Fund's Articles of Incorporation and the Articles Supplementary (as defined below).

         The Fund's Articles Supplementary provide that, for each series of Preferred Shares then outstanding, the Applicable Rate on the Preferred Shares for each Dividend Period after the initial Dividend Period shall be equal to the rate per annum that results from an Auction for Outstanding Preferred Shares of each such series on the respective Auction Date therefor next preceding the period from and after the Date of Original Issue to and including the last day of the initial Dividend Period. The Board of Directors of the Fund has adopted a resolution appointing Deutsche Bank Trust Company Americas as Auction Agent for purposes of the Auction Procedures.

         The Auction Procedures require the participation of one or more Broker-Dealers for Preferred Shares.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Fund, the Auction Agent and DEUTSCHE BANK agree as follows:

1.       Definitions and Rules Of Construction.

         1.1.     Terms Defined By Reference to the Articles Supplementary.

         Capitalized terms not defined herein shall have the respective meanings specified in the Articles Supplementary.

         1.2.     Terms Defined Herein.

         As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

                  (a) "Articles Supplementary" shall mean the Articles Supplementary by which the Fund's Board of Directors will classify ______ shares of authorized and unissued preferred stock, $.01 par value, and authorize the issuance of such preferred stock designated _____ shares of Series M Auction Preferred Stock, _____ shares Series T Auction Preferred Stock, _____ shares of Series W Auction Preferred Stock, _____ shares of Series Th Auction Preferred Stock and _____ shares of Series F Auction Preferred Stock, as such Articles

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Supplementary, were filed by the Fund on November __, 2003 with the State
Department of Assessments and Taxation of the State of Maryland, and as may be amended from time to time.

                  (b)      "Auction" shall have the meaning specified in Section
2.1 of the Auction Agency Agreement.

                  (c) "Auction Procedures" shall mean the Auction Procedures that are set forth in Part II of the Article Supplementary.

                  (d) "Authorized Officer" shall mean each Managing Director, Vice President, Assistant Vice President and Associate of the Auction Agent and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a communication to DEUTSCHE BANK.

                  (e) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

                  (f) "DEUTSCHE BANK Officer" shall mean each officer or employee of DEUTSCHE BANK designated as a "DEUTSCHE BANK Officer" for purposes of this Agreement in a communication to the Auction Agent.

                  (g) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit A.

         1.3.     Rules of Construction.

         Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

                  (a) Words importing the singular number shall include the plural number and vice versa.

                  (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

                  (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

                  (d) All references herein to a particular time of day shall be to New York City time.

2.       Notification of Dividend.

         The provisions contained in Section 4 of Part I of the Articles Supplementary concerning the notification of a Special Dividend Period will be followed by the Auction Agent and DEUTSCHE BANK, and the provisions contained therein are incorporated herein by

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reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

3.       The Auction.

         3.1. Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

                  (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the Preferred Shares, for each Dividend Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

                  (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

                  (c) DEUTSCHE BANK agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. DEUTSCHE BANK understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in Section 17 of Part I of the Articles Supplementary may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

                  (d) DEUTSCHE BANK and other Broker-Dealers may participate in Auctions for their own accounts. However, the Fund, by notice to DEUTSCHE BANK and all other Broker-Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders. The Auction Agent shall have no duty or liability with respect to the enforcement of this Section 3.1(d).

         3.2.     Preparation for Each Auction.

                  (a) Not later than 9:30 A.M. on each Auction Date for the Preferred Shares, the Auction Agent shall advise DEUTSCHE BANK by telephone of the `AA' Financial Composite Commercial Paper Rate or the Treasury Index Rate, as the case may be, and the Maximum Rate in effect on such Auction Date.

                  (b) The Auction Agent from time to time may request DEUTSCHE BANK to provide it with a list of the respective customers DEUTSCHE BANK believes are Beneficial Owners of Preferred Shares. DEUTSCHE BANK shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Fund; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein. The Auction Agent shall transmit any list of customers DEUTSCHE BANK believes are Beneficial Owners of Preferred Shares and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with this Agreement, and the

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Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; provided, however, that the Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives after they have left the employ of the Auction Agent.

         3.3.     Auction Schedule; Method of Submission of Orders.

                  (a) Auction Agent shall conduct Auctions for Preferred Shares in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Fund, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to DEUTSCHE BANK. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

              Time                                    Event

    By 9:30 A.M.                  Auction Agent shall advise the Fund and the
                                  Broker-Dealers of the 'AA' Financial
                                  Composite Commercial Paper Rate or the
                                  Treasury Index Rate, as the case may be, and the Maximum Rate as set forth in Section
                                  3.2(a) hereof.

    9:30 A.M. - 1:30 P.M.         Auction Agent shall assemble information
                                  communicated to it by Broker-Dealers as
                                  provided in Section 2(a) of Part II of the Articles Supplementary. Submission Deadline is 1:30 P.M.

    Not earlier than 1:30 P.M.    Auction Agent shall make determinations
                                  pursuant to Section 4(a) of Part II of the Articles Supplementary.

    By approximately 3:00 P.M.    Auction Agent shall advise the Fund of the
                                  results of the Auction as provided in Section
                                  4(b) of Part II of the Articles Supplementary.
                                  Submitted Bids and Submitted Sell Orders will be accepted and rejected in whole or in part and Preferred Shares will be allocated as provided in Section 5 of Part II of the Articles Supplementary. Auction Agent shall give notice of the Auction results as set forth in Section 3.4(a) hereof.

                  (b) DEUTSCHE BANK agrees to maintain a list of Potential Beneficial Owners and to contact the Potential Beneficial Owners on such list on or prior to each Auction Date for the purposes set forth in Section 2 of Part II of the Articles Supplementary.

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                  (c)      DEUTSCHE BANK shall submit Orders to the Auction
Agent in writing in substantially the form attached hereto as Exhibit B. DEUTSCHE BANK shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf DEUTSCHE BANK is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf DEUTSCHE BANK is submitting Orders.

                  (d) DEUTSCHE BANK shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit C, of transfers of Preferred Shares, made through DEUTSCHE BANK by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit D, of the failure of Preferred Shares to be transferred to or by any Person that purchased or sold Preferred Shares through DEUTSCHE BANK pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

         3.4.     Notice of Auction Results.

                  (a) On each Auction Date, the Auction Agent shall notify DEUTSCHE BANK by telephone of the results of the Auction. By approximately 11:30 A.M. on the Business Day next succeeding such Auction Date, the Auction Agent shall notify DEUTSCHE BANK in writing of the disposition of all Orders submitted by DEUTSCHE BANK in the Auction held on such Auction Date.

                  (b) DEUTSCHE BANK shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf DEUTSCHE BANK has submitted an Order as set forth in paragraph (b) of the Settlement Procedures and take such other action as is required of DEUTSCHE BANK pursuant to the Settlement Procedures.

         If any Beneficial Owner or Existing Holder selling Preferred Shares in an Auction fails to deliver such shares, the Broker-Dealer of any Person that was to have purchased Preferred Shares in such Auction may deliver to such Person a number of whole shares of Preferred Shares that is less than the number of shares that otherwise was to be purchased by such Person. In such event, the number of Preferred Shares to be so delivered shall be determined by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such Broker-Dealer shall deliver to the Auction Agent the notice required by Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of Preferred Shares which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 3.4(b).

         3.5.     Service Charge to be Paid to DEUTSCHE BANK.

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         On the Business Day next succeeding each Auction Date, the Auction
Agent shall pay to DEUTSCHE BANK from moneys received from the Fund an amount equal to: (a) in the case of any Auction Date immediately preceding a Dividend Period of less than one year, the product of (i) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 360, times (ii) 1/4 of 1%, times (iii) $25,000, times
(iv) the sum of (A) the aggregate number of Preferred Shares placed by DEUTSCHE BANK in the applicable Auction that were (x) the subject of a Submitted Bid of a Beneficial Owner submitted by DEUTSCHE BANK and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by DEUTSCHE BANK and were purchased as a result of such submission plus (B) the aggregate number of Preferred Shares subject to valid Hold Orders (determined in accordance with Section 2 of Part II of the Articles Supplementary) submitted to the Auction Agent by DEUTSCHE BANK plus (C) the number of Preferred Shares deemed to be subject to Hold Orders by Beneficial Owners pursuant to Section 2 of Part II of the Articles Supplementary that were acquired by DEUTSCHE BANK for its own account or were acquired by such Beneficial Owners through DEUTSCHE BANK; and (b) in the case of any Auction Date immediately preceding a Special Dividend Period of one year or longer, that amount as mutually agreed upon by the Fund and DEUTSCHE BANK, based on the selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, at the commencement of such Special Dividend Period.

         For purposes of subclause (a)(iv)(C) of the foregoing sentence, if any Beneficial Owner who acquired Preferred Shares through DEUTSCHE BANK transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be DEUTSCHE BANK, provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than DEUTSCHE BANK, then such Broker-Dealer shall be the Broker-Dealer for such shares.

4.       The Auction Agent.

         4.1.     Duties and Responsibilities.

                  (a) The Auction Agent is acting solely as agent for the Fund hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

                  (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

                  (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or, omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

         4.2.     Rights of the Auction Agent.

                  (a) The Auction Agent may rely upon, and shall be protected in acting or refraining from acting upon, any communication authorized by this Agreement and any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent reasonably believes in good faith to have been given by the Fund or by DEUTSCHE BANK. The Auction Agent may record telephone communications with DEUTSCHE BANK.

                  (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

         4.3.     Auction Agent's Disclaimer.

         The Auction Agent makes no representation as to the validity or adequacy of this Agreement or the Preferred Shares.

5.       Miscellaneous.

         5.1.     Termination.

         Any party may terminate this Agreement at any time upon five days' prior written notice to the other party; provided, however, that if the Broker-Dealer is Deutsche Bank neither Deutsche Bank nor the Auction Agent may terminate this Agreement without first obtaining the prior written consent of the Fund to such termination, which consent shall not be withheld unreasonably.

         5.2. Participant in Securities Depository; Payment of Dividends in Same-Day Funds.

                  (a) DEUTSCHE BANK is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

                  (b) DEUTSCHE BANK represents that it (or if DEUTSCHE BANK does not act as Agent Member, one of its affiliates) shall make all dividend payments on the Preferred Shares available in same-day funds on each Dividend Payment Date to customers that use DEUTSCHE BANK (or its affiliate) as Agent Member.

         5.3.     Agent Member.

         At the date hereof, DEUTSCHE BANK is a participant of the Securities Depository.

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         5.4.     Communications.

         Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

                           If to the Fund,

                           addressed to:

                           Scudder RREEF Real Estate Fund II, Inc.
                           280 Park Avenue
                           New York, New York  10017
                           Attention:President
                           Telecopier No.: (212) 207-3194
                           Telephone No.: (212) 250-2500

                           If to the Auction Agent,

                           addressed to:

                           Deutsche Bank Trust Company Americas
                           Corporate Trust and Agency Group
                           280 Park Avenue
                           New York, New York  10017
                           Attention: Auction Rate Securities
                           Telecopier No.: (212) 454-4142
                           Telephone No.: (212) 454-2030

                           If to DEUTSCHE BANK,

                           addressed to:

                           Deutsche Bank Securities Inc.
                           280 Park Avenue, 3rd Floor
                           New York, NY 10017
                           Attention: Susan Chan
                           Telecopier No.:  (212) 454-0190
                           Telephone No.:  (212) 454-3996

         or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of DEUTSCHE BANK by a DEUTSCHE BANK Officer and on behalf of the Auction Agent by an Authorized Officer. DEUTSCHE BANK may record telephone communications with the Auction Agent.

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         5.5.     Entire Agreement.

         This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof.

         5.6.     Benefits.

         Nothing in this Agreement, express or implied, shall give to any person, other than the Fund, the Auction Agent and DEUTSCHE BANK and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

         5.7. Amendment; Waiver.

                  (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

                  (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

         5.8.     Successors and Assigns.

                  (a) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of DEUTSCHE BANK and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Fund without the consent of DEUTSCHE BANK.

         5.9.     Severability.

         If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

         5.10.    Execution in Counterparts.

         This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         5.11.    Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                     SCUDDER RREEF REAL ESTATE FUND II,
                                     INC.

                                     _______________________________________
                                     By:
                                     Title:

                                     DEUTSCHE BANK TRUST COMPANY AMERICAS

                                     _______________________________________
                                     By:
                                     Title:

                                     DEUTSCHE BANK SECURITIES INC.

                                     _______________________________________
                                     By:
                                     Title:

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                                    EXHIBIT A

                              SETTLEMENT PROCEDURES

         Capitalized terms used herein have the respective meanings specified in the Articles Supplementary.

                  (a) On each Auction Date, the Auction Agent shall notify by telephone the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Holder or Potential Holder of:

                  (i) the Applicable Rate fixed for the next succeeding Dividend Period;

                  (ii) whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

                  (iii) if such Broker-Dealer submitted a Bid or a Sell Order on behalf of an Existing Holder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the number of shares, if any, of Preferred Shares then outstanding to be sold by such Existing Holder;

                  (iv) if such Broker-Dealer submitted a Bid on behalf of a Potential Holder, whether such Bid was accepted or rejected, in whole or in part, and the number of shares, if any, of Preferred Shares to be purchased by such Potential Holder;

                  (v) if the aggregate number of shares of Preferred Shares to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted Bid or Sell Orders exceeds the aggregate number of shares of Preferred Shares to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more other Broker-Dealers (and the Agent member, if any, of each such other Broker-Dealer) and the number of shares of Preferred Shares to be
         (x) purchased from one or more Existing Holders on whose behalf such other Broker-Dealers submitted Bids or Sell Orders or (y) sold to one or more Potential Holders on whose behalf such other Broker-Dealers submitted Bids; and

                  (vi)     the scheduled Auction Date of the next succeeding
         Auction.

                  (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Holder or Potential Holder shall:

                  (i) advise each Existing Holder and Potential Holder on whose behalf such Broker-Dealer submitted a Bid or Sell Order whether such Bid or Sell Order was accepted or rejected, in whole or in part;

                  (ii) instruct each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Bidder's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities

         Depository the amount necessary to purchase the number of shares of Preferred Shares to be purchased pursuant to such Bid against receipt of such shares;

                  (iii) instruct each Existing Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, or a Sell Order that was accepted, in whole or in part, to instruct such Bidder's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of shares of Preferred Shares to be sold pursuant to such Bid or Sell Order against payment therefor;

                  (iv) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order and each Potential Holder on whose behalf such Broker-Dealer submitted a Bid of the Applicable Rate for the next succeeding Dividend Period;

                  (v) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order of the Auction Date of the next succeeding Auction; and

                  (vi) advise each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date of the next succeeding Auction.

                  (c) On the basis of the information provided to it pursuant to paragraph (a) above, each Broker-Dealer that submitted a Bid or Sell Order shall allocate any funds received by it pursuant to paragraph (b)(ii) above, and any shares of Preferred Shares received by it pursuant to paragraph (b)(iii) above, among the Potential Holders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Holders, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders, and any Broker-Dealers identified to it by the Auction Agent pursuant to paragraph (a)(v) above.

                  (d) On the Business Day after the Auction Date, the Securities Depository shall execute the transactions described above, debiting and crediting the accounts of the respective Agent Members as necessary to effect the purchases and sale of shares of Preferred Shares as determined in the Auction for such series.

                  (e) Any delivery or nondelivery of shares which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agency Agreement and the Broker-Dealer Agreement.

                                    EXHIBIT B

                      DEUTSCHE BANK TRUST COMPANY AMERICAS

                                AUCTION BID FORM

Submit To:                                               Issue:
Deutsche Bank Trust Company Americas                     Auction Preferred Stock
Scudder RREEF Real Estate Fund II, Inc. Corporate Trust ("Preferred Shares") and Agency Group

___________________
New York, NY ______
Attention: Auction Rate Securities
Telecopier No.: (201) ___-____
Telephone No.: (201) ___-____

               The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

               Name of Bidder: ______________________

               BENEFICIAL OWNER

               Shares of Series ___ now held

               HOLD ______________________________

               BID at rate of _____________________

               SELL _______________________________

               POTENTIAL BENEFICIAL OWNER

               # of shares of Series ___

               BID at rate of __________ Notes:

               (1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

               (2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

               (3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of shares not greater than the number of shares currently held.

                  (4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.

                  (5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.

                  NAME OF BROKER-DEALER ________________________________

                  Authorized Signature _________________________________

                                    EXHIBIT C

  (Note: To be used only for transfers made other than pursuant to an Auction)

                                  TRANSFER FORM

                  Re: Scudder RREEF Real Estate Fund II, Inc.

                  Auction Preferred Stock ("Preferred Shares")

                  We are (check one):

                  [ ] the Existing Holder named below;

                  [ ] the Broker-Dealer for such Existing Holder; or

                  [ ] the Agent Member for such Existing Holder.

                  We hereby notify you that such Beneficial Owner has transferred shares of Series ___ Preferred Shares to _________________________.

                                              _________________________________
                                              (Name of Existing Holder)

                                              _________________________________
                                              (Name of Broker-Dealer)

                                              _________________________________
                                              (Name of Agent Member)

                                              By:

                                              _________________________________
                                              Printed Name:
                                              Title:

                                    EXHIBIT D

          (Note: To be used only for failures to deliver or to pay for Preferred Shares sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER

                  We are a Broker-Dealer for ___________________ (the "Purchaser"), which purchased ________ shares of Series ___ Preferred Shares of Scudder RREEF Real Estate Fund II, Inc. in the Auction held on ____________________ from the seller of such shares.

                  We hereby notify you that (check one):

                  _____ the Seller failed to deliver such shares to the Purchaser.

                  _____ the Purchaser failed to make payment to the Seller upon delivery of such shares.

                                              Name:

                                              __________________________________
                                              (Name of Broker-Dealer)

                                              By:

                                              __________________________________
                                              Printed Name:
                                              Title: